EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bovie Medical Corporation

Purchase, New York

We hereby consent to the incorporation in this Registration Statement on Form S-3, of our report dated February 27, 2015 on the consolidated financial statements of Bovie Medical Corporation as of and for the year ended December 31, 2014, which are incorporated by reference into such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC

Tampa, Florida

April 15, 2015